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Exhibit 8.0

Investments in subsidiary undertakings

Name and nature of business	Country of incorporation and registration	Type of share	Group effective shareholding
Gippsland Power Pty Limited* (Power generation)	Australia	Ordinary Shares	70%
Hazelwood Power Partnership* (Power generation)	Australia	Partners' Capital	92%
Latrobe Power Partnership* (Power generation)	Australia	Partners' Capital	70%
Perth Power Partnership* (Power generation)	Australia	Partners' Capital	49%
Synergen Power Pty Limited* (Power generation)	Australia	Ordinary Shares	100%
Canunda Power Pty Limited* (Wind power)	Australia	Ordinary Shares	100%
Valley Power Pty Limited* (Power generation)	Australia	Ordinary Shares	70%
International Power (Cayman) Limited (Financing company)	Cayman Islands**	Ordinary Shares	100%
Elektrárny Opatovice A.S.* (Power generation)	Czech Republic	Ordinary Shares	99%
Deeside Power Development Company Limited (Power generation)	England and Wales	Ordinary Shares	100%
First Hydro Company * (Power generation)	England and Wales	Ordinary Shares	70%
First Hydro Finance plc * (Financing company)	England and Wales	Ordinary Shares	70%
IPM Eagle LLP * (Investment holding company)	England and Wales	Partners' Capital	70%
Normanglade 4 LLP * (Financing company)	England and Wales	Partners' Capital	70%
Pelican Point Power Limited* (Power generation)	England and Wales†	Ordinary Shares	100%
Rugeley Power Limited (Power generation)	England and Wales	Ordinary Shares	100%
IPR Insurance Company Limited* (Insurance captive)	Guernsey	Ordinary Shares	100%
International Power (Jersey) Limited (Financing company)	Jersey**	Ordinary Shares	100%
Al Kamil Power Company SAOG* (Power generation)	Oman	Ordinary Shares	65%
Turbogás—Produtora Energetica S.A* (Power generation)	Portugal	Ordinary Shares	75%
Tihama Power Generation Company Limited* (Power generation)	Saudi Arabia	Ordinary Shares	60%
Electro Metalúrgica del Ebro SL (Power generation)	Spain	Ordinary Shares	64%
Ibérica de Enérgías SL (Power generation)	Spain	Ordinary Shares	70%

Thai National Power Company Limited* (Power generation)	Thailand	Ordinary Shares	100%
ANP Bellingham Energy Company, LLC* (Power generation)	US	Ordinary Shares	100%
ANP Blackstone Energy Company, LLC* (Power generation)	US	Ordinary Shares	100%
ANP Funding I, LLC* (Financing company)	US	Ordinary Shares	100%
Hays Energy Limited Partnership* (Power generation)	US	Partners' Capital	100%
Midlothian Energy Limited Partnership* (Power generation)	US	Partners' Capital	100%
Milford Power Limited Partnership* (Power generation)	US	Partners' Capital	100%

        All subsidiary undertakings operate in their country of incorporation, except as indicated below. All subsidiary undertakings have a 31 December year end. The Group also has a number of overseas branch offices.

*
Held by an intermediate subsidiary undertaking.

**
Operates in the UK.

†
Operates in Australia.

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  Exhibit 8.0